     As filed with the Securities and Exchange Commission on June 27, 1995
                                                  Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933



                           PLAYBOY ENTERPRISES, INC.

             (Exact name of registrant as specified in its charter)

         Delaware                                                 36-2258830
(State of Incorporation)                                       (IRS Employer
                                                             Identification No.)

                           680 North Lake Shore Drive
                            Chicago, Illinois 60611
                    (Address of principal executive offices)

              Playboy Enterprises, Inc. 1995 Stock Incentive Plan
                            (Full title of the Plan)


                                Irma Villarreal
                                   Secretary
                           Playboy Enterprises, Inc.
                           680 North Lake Shore Drive
                            Chicago, Illinois 60611
                                 (312) 751-8000
                    (Name, address, including zip code, and
          telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                                             Proposed
                                                             maximum          Proposed
                                                             offering          maximum         Amount of
         Title of each class of           Amount to be        price           aggregate       registration
       securities to be registered         registered       per share      offering price         fee
  --------------------------------------------------------------------------------------------------------
  Class B Common Stock, $.01 par value      26,250(1)       $7.875(2)        $206,718.75          $72
                                             Shares

(1) Class B shares offered pursuant to stock options or other awards which may be granted or issued in the future under the Playboy Enterprises, Inc. 1995 Stock Incentive Plan (the "Plan") and which were not included in the Registrant's previously filed Registration Statement on Form S-8 (Registration No. 33-58145) related to the Plan.

(2) Calculated using the high and low prices of Class B shares in the composite reporting system for June 22, 1995.

                                    PART II


                 Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 related to Playboy Enterprise, Inc.'s 1995 Stock Incentive Plan (the "Plan") and filed with the Securities and Exchange Commission on March 20, 1995 (Registration No. 33-58145) are incorporated by reference into this Registration Statement on Form S-8 related to the Plan.


ITEM 8.  EXHIBITS



EXHIBIT
NUMBER              DESCRIPTION
- -------             -----------
  5.1               Opinion of Counsel

 23.1               Consent of Coopers & Lybrand L.L.P.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 22, 1995.

                                        PLAYBOY ENTERPRISES, INC.
                                              (Registrant)


                                        By:  /s/Howard Shapiro
                                           -----------------------------------
                                        Howard Shapiro, Executive Vice
                                        President, Law and Administration, and
                                        General Counsel

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                     Title                               Date
- ---------                                     -----                               ----
/s/Christie Hefner                            Chairman and Chief            )
- --------------------------                    Executive Officer             )
Christie Hefner                               and Director                  )
                                              (Principal Executive          )
                                              Officer)                      )
                                                                            )
/s/David I. Chemerow                          Executive Vice                )
- ------------------------                      President, Finance and        )
David I. Chemerow                             Operations (Principal         )
                                              Financial and Accounting      )
                                              Officer)                      )
                                                                            )
/s/Dennis S. Bookshester                      Director                      )
- -------------------------                                                   )
Dennis S. Bookshester                                                       )
                                                                            )
/s/Robert Kamerschen                          Director                      )    June 22, 1995
- ------------------------                                                    )
Robert Kamerschen                                                           )
                                                                            )
                                              Director                      )
- ----------------------------------                                          )
John R. Purcell                                                             )
                                                                            )
/s/Sol Rosenthal                              Director                      )
- ----------------------------                                                )
Sol Rosenthal                                                               )
                                                                            )
                                              Director and Executive        )
- ----------------------------------            Vice President                )
Richard S. Rosenzweig                                                       )

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
 EXHIBIT                                                                               NUMBERED
 NUMBER                DESCRIPTION                                                       PAGE
 ------                -----------                                                   ------------
 5.1                   Opinion of Counsel                                                 5
 23.1                  Consent of Coopers & Lybrand L.L.P.                                6





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